UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices, including zip code)

(859) 586-0600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2009, Pomeroy IT Solutions, Inc., a Delaware corporation ("we," "us," "our," or the "Company") entered into a second amendment to the agreement and plan of merger dated May 19, 2009, with Hebron LLC, a Delaware limited liability company ("Parent"), Desert Mountain Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("MergerSub") and, with respect to certain sections thereof, David B. Pomeroy, II, as amended by the first amendment to agreement and plan of merger dated June 8, 2009.  Parent and MergerSub are affiliates of Mr. Pomeroy.

Under the second amendment, Parent agreed to increase the amount of cash it will pay to acquire all of our outstanding shares other than those held by Mr. Pomeroy and his affiliates from $5.02 per share to $6.00 per share. The increased offer from Parent and the amendment followed our receipt of two acquisition proposals from an unaffiliated third party.  The unaffiliated third party submitted the first of its two offers during the "go-shop" period under the merger agreement.  The go-shop period ended on June 7, 2009, and we may no longer solicit acquisition proposals from third parties other than the unaffiliated third party mentioned above.

The merger agreement as amended provides that if we terminate the merger agreement to accept an acquisition proposal submitted to us by the same unaffiliated third party mentioned above and determined by our board to represent a superior proposal, as that term is defined in the merger agreement, the amount that we must pay Parent to accept such acquisition proposal would be approximately $1.0 million.  If we terminate the merger agreement to accept an acquisition proposal from any other party determined by our board to represent a superior proposal, the amount that we must pay Parent to accept such acquisition proposal would be approximately $2.1 million.

The foregoing summary of the second amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the second amendment, a copy of which is attached as an exhibit to this report and incorporated herein by reference. Except as expressly amended or modified by the second amendment, the provisions of the merger agreement as previously amended will remain in full force and effect.  Please see our reports on Form 8-K filed on each of May 20, 2009 and June 9, 2009 for a description of the material provisions of the merger agreement not amended by the second amendment.

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed merger discussed above. In connection with the proposed merger, we plan to file a proxy statement with the Securities and Exchange Commission ("SEC"). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to our stockholders. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our shareholders with respect to the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in our proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock as of April 6, 2009 is also set forth in our proxy statement for our 2009 annual meeting of stockholders, which was filed with the SEC on April 23, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10–K for the year ended January 5, 2009 and our Quarterly Report on Form 10-Q for the quarter ended April 5, 2009. This report speaks only as of its date, and we disclaim any duty to update the information herein.

Item 8.01. Other Events.

On June 22, 2009, we issued a press release in which we announced that we had entered into the second amendment to the merger agreement. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Second Amendment to the Agreement and Plan of Merger dated June 20, 2009, by and among Pomeroy IT Solutions, Inc., a Delaware corporation, Hebron LLC, a Delaware limited liability, Desert Mountain Acquisition Co. and David B. Pomeroy II

99.1	Press Release issued June 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pomeroy IT Solutions, Inc.

Date: June 22, 2009		/s/ Christopher C. Froman
	By:	Christopher C. Froman
President and Chief Executive Office

Exhibit Index

Exhibit No.	Description
2.1
Second Amendment to the Agreement and Plan of Merger dated June 20, 2009, by and among Pomeroy IT Solutions, Inc., a Delaware corporation, Hebron LLC, a Delaware limited liability, Desert Mountain Acquisition Co. and David B. Pomeroy II

99.1	Press Release issued June 22, 2009